Exhibit 99.1

OptimizeRx Reports First Quarter 2019 Results; Total Revenue Up 27% to $5.2 Million,
Driving Non-GAAP Net Income up 130% to $833,000 or $0.06 per Diluted Share

ROCHESTER, Mich., (May 8, 2019) — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, reported results for the first quarter ended March 31, 2019. Quarterly comparisons are to the same year-ago quarter.

Q1 2019 Financial Highlights

●	Total revenue increased 27% to $5.2 million.

●	Gross margin improved from 51.2% to 69.6%.

●	Net income of $7,000 vs. a loss of $189,000.

●	Non-GAAP net income up 130% to $833,000 or $0.06 per diluted share (see definition of non-GAAP measures and reconciliation to GAAP, below).

Q1 2019 Operational Highlights

●	Integrated with healthcare industry’s leading acute electronic health record (EHR) systems, including Epic and Cerner.

●	Partnered with IllumiCare, a pioneer in point-of-care healthcare information technology that saves hospitals millions annually. IllumiCare’s Smart Ribbon® platform will feature OptimizeRx’s new RxSavings App that delivers drug savings opportunities to providers and patients at the point-of-care.

●	Formed OptimizeMDs, a multi-specialty physician panel with the mission of improving the effectiveness of digital health communications delivered throughout the care continuum.

Q1 2019 Financial Summary

Total revenue in the first quarter of 2019 increased 27% to $5.2 million from $4.1 million in the same year-ago quarter. The increase was primarily due to increased sales of messaging products.

Gross margin improved to 69.6% in the first quarter of 2019 from 51.2% in the year-ago quarter. The improvement was due to a favorable shift in product mix. The company expects to maintain gross margins of at least 60% on a quarterly basis in 2019.

Operating expenses totaled $3.5 million, up from $2.3 million in the same year-ago quarter. The increase was related to additional expenses from growth initiatives, as well as the acquisition of CareSpeak Communications which occurred in October 2018.

Net income on a GAAP basis in the first quarter of 2019 was $7,000 or $0.00 per share, as compared to a net loss of $189,000 or $(0.02) per share in the year-ago quarter.

Non-GAAP net income for the first quarter of 2019 was up 130% to $833,000 or $0.06 per diluted share, compared to non-GAAP net income of $362,000 or $0.04 per share in the same year-ago period (see definition of these non-GAAP measures and reconciliation to GAAP, below).

The company expects to remain GAAP profitable on a quarterly basis. Although one-time expenses related to investments in growth initiatives could result in a loss in any given quarter.

Cash and cash equivalents totaled $10.1 million at March 31, 2019, as compared to $8.9 million at December 31, 2018. The increase was primarily due to cash generated from operations and proceeds from exercise of stock options. The company has continued to operate debt-free and expects to continue to generate positive cash flow from operations on a quarterly basis for the balance of the year.

Management Commentary

“In Q1, we realized our eighth quarter in a row of revenue growth, along with record gross margin and continued profitability,” said OptimizeRx CEO, William Febbo. “These record results were driven by a number of key factors, including better client access, broader provider reach, solid technology and overall strong operational performance.

“While we saw strong topline growth in Q1, our penetration into pharma remains relatively low. We’re connected to many manufacturers, but we’ve really only just begun to penetrate the market. We see a lot of growth ahead of us and to manage this anticipated growth, we recently appointed Stephen Silvestro to the new position of chief commercialization officer. He brings a depth of knowledge and a shared determination to provide affordability and adherence solutions that link the health care and life sciences industries. We’ve reached a scale where we can better negotiate enterprise pricing and he will help in this area.

Miriam Paramore, president at OptimizeRx, commented: “We also announced in April our latest platform integration with the health care industry’s leading acute EHR systems that includes Epic and Cerner. This latest integration was born out of our continued investment in hospitals and health systems, including our recent appointment of Denys Ashby to the new position of vice president of Hospitals & Health Systems. His appointment demonstrates our commitment to growing this new major market segment.

“OptimizeRx’s technical integration with Epic and Cerner enables healthcare providers to provide patient savings opportunities for nearly all medications. Research points to improved medication adherence when patients can identify ways of lowering their co-payments.”

Febbo added: “With the growth of both our pharmaceutical products and our distribution network, we expect that our financial, brand, and clinical messaging to continue to grow throughout the year, along with our increasing patient engagement activities. All of this is expected to drive another year of record growth, with strong margins and profitability.”

Conference Call

OptimizeRx management will host the presentation, followed by a question and answer period.

Date: Wednesday, May 8, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-888-224-1005

International dial-in number: 1-323-994-2093

Conference ID: 3593483

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 29, 2019, as well as available for replay via the Investors section of the OptimizeRx website at investors.optimizerx.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 3593483

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings per share or non-GAAP EPS, both of which are non-GAAP financial measures. The company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization and stock-based compensation expense. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. We have provided non-GAAP financial measures to aid investors in better understanding our performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the Company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included at the end of this press release provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three month periods ended March 31, 2018 and 2019.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$10,133,940	$8,914,034
Accounts receivable	4,902,888	6,457,841
Prepaid expenses	446,022	360,146
Total Current Assets	15,482,850	15,732,021
Property and equipment, net	146,543	149,330
Other Assets
Goodwill	3,678,513	3,678,513
Patent rights, net	2,712,855	2,766,944
Other intangible assets, net	2,397,791	2,492,123
Right of use assets, net	644,335	-
Other assets and deposits	193,972	235,647
Total Other Assets	9,627,466	9,173,227
TOTAL ASSETS	$25,256,859	$25,054,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$584,820	$411,010
Accrued expenses	291,456	1,300,882
Revenue share payable	1,132,102	1,908,616
Current portion of lease obligations	110,065	-
Current portion of contingent purchase price payable	1,092,000	-
Deferred revenue	645,824	610,625
Total Current Liabilities	3,856,267	4,231,133
Non-current Liabilities
Lease obligations, net of current portion	537,716	-
Contingent purchase price payable, net of current portion	1,421,000	2,365,000
Total Non-current liabilities	1,958,716	2,365,000
Total Liabilities	5,814,983	6,596,133
Commitments and contingencies	-	-
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at March 31, 2019 or December 31, 2018	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 12,278,833 and 12,038,618 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	12,279	12,039
Additional paid-in-capital	49,705,102	48,725,211
Accumulated deficit	(30,275,505)	(30,278,805)
Total Stockholders’ Equity	19,441,876	18,458,445
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,256,859	$25,054,578

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended March 31,
	2019	2018

TOTAL REVENUE	$5,209,434	$4,112,237
COST OF REVENUES	1,583,480	2,008,092

GROSS MARGIN	3,625,954	2,104,145

OPERATING EXPENSES	3,493,789	2,295,341

INCOME (LOSS) FROM OPERATIONS	132,165	(191,196)

OTHER INCOME (EXPENSE)
Interest Income	22,364	2,017
Change in Fair Value of Contingent Consideration	(148,000)	-
Interest (Expense)	-	-
TOTAL OTHER INCOME (EXPENSE)	(125,636)	2,017
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	6,529	(189,179)
PROVISION FOR INCOME TAXES	-	-
NET INCOME (LOSS)	$6,529	$(189,179)

WEIGHTED AVERAGE SHARES OUTSTANDING

BASIC	12,077,829	9,786,027
DILUTED	13,077,917	9,786,027

NET LOSS PER SHARE

BASIC	$0.00	$(0.02)
DILUTED	$0.00	$(0.02)

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$6,529	$(189,179)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	190,301	54,473
Stock-based compensation	530,312	468,247
Stock issued for services	106,034	28,875
Change in fair value of contingent consideration	148,000	-
Changes in:
Accounts receivable	1,554,953	(414,508)
Prepaid expenses and other assets	(44,201)	64,015
Accounts payable	173,810	(323,419)
Revenue share payable	(776,514)	(279,328)
Accrued expenses and other liabilities	(1,034,454)	(404,291)
Deferred revenue	35,199	207,727
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	889,969	(787,388)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of equipment	(13,848)	(3,803)
Development costs	-	(32,763)
NET CASH USED IN INVESTING ACTIVITIES	(13,848)	(36,566)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from exercise of stock options	343,785	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	343,785	-
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,219,906	(823,954)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	8,914,034	5,122,573
CASH AND CASH EQUIVALENTS - END OF PERIOD	$10,133,940	$4,298,619

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Non-cash effect of issuance of shares related to net settled options	$-	$-
Non-cash effect of cumulative adjustments to accumulated deficit	$3,229	$142,027
Lease liabilities arising from right of use assets	$672,809	$-
Non-cash issuance of shares to WPP, plc	$-	$447,000

OPTIMIZERx CORPORATION

Reconciliation of non-GAAP to GAAP Financial Measures

	For the Three Months Ended March 31,
	2019	2018
Net income (loss)	$6,529	$(189,179)
Depreciation and amortization	190,501	54,473
Stock-based compensation	636,346	497,122
Non-GAAP net income (loss)	$833,376	$362,416

Non-GAAP net income (loss) per share
Basic	$0.07	$0.04
Diluted	$0.06	$0.04
Weighted average shares outstanding:
Basic	12,077,829	9,786,027
Diluted	13,077,917	9,786,027

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team